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                                                                   EXHIBIT 10.26

                          SPECIAL ADMINISTRATIVE UNIT

                      NATIONAL TAX AND CUSTOMS DIRECTION

                  SOUTHWESTERN TAX AND CUSTOMS ADMINISTRATION



RESOLUTION No: 000005                             DATE: Oct.23rd, 1997


Which grants it a special time period for a long-term temporary importation.

The Local Tax Administration of Cali, using its faculties awarded by Decrees 2666 of 1984, 1909, 1693 of 1997, 1725 of 1997, and Resolution 408 of 1992, and


                                 CONSIDERING:

1- That by document dated on October 17/th/, 1997 undersigned by JORGE ENRIQUE MARTINEZ OCAMPO, identified with document # 7.506.436 of Armenia, acting as assistant manager and legal representative for TELECARTAGO S.A. E.S.P., according to existence certificate and legal representation requests the authorization for a Long-term Temporary Importation of some goods in a time term longer than five (5) years.

2- The request for a term longer than five (5) years is supported in the eleventh (11) article of the financial leasing contract signed between GLOBAL TELECOMMUNICATIONS OPERATIONS INC. (Lessor), and TELECARTAGO S.A. E.S.P. (Lessee), where there is an agreement for a twelve (12) year term.

3- The purpose of the firm TELECARTAGO S.A. E.S.P. is to act as a public services firm dedicated to rendering services of public commuted telephoning.
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4-   The merchandise to be imported temporarily and for a long term consists of electrical devices for wire telephoning, telephone central for seventeen thousand eight (17.008) lines whose components constitute a functional unit according to the provisions of Note 4- Section XVI of the customs tariff. An automatic apparatus for telephone commutation carries out its main function, and it belongs to the tariff subpart 85.17.30.20.00.

CONTINUATION OF RESOLUTION No: 000005             DATE: Oct.23rd, 1997

Which grants it a special time period for a long-term temporary importation.

It must be noted that the tariff status of the equipment to be imported temporarily is included in the listings of External Resolution 11 of 1996, by the Superior Council of Foreign Trade, and Resolution 6517 of 1997 by the National Tax and Customs Direction. Thus this equipment can be object of this modality of import.


                                 LEGAL GROUNDS

1-  Decree 1909/92, article 40  "The temporary imports shall be:

b) Long-term imports, when capital goods are involved, such as machines, equipment, transportation material and its accessories, spares and parts that are shipped in the same shipment. The maximum term for this import shall be five (5) years.

The National Customs Direction will determine according to the standards established within this article, the merchandise that may be imported temporarily both for short and long-term.
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PARAGRAPH: In special cases the National Customs Direction shall grant a longer term than the maximum set by the above article, when the objective of the import requires so; additionally, a long-term temporary import of accessories, spares and parts for these temporarily imported goods may be allowed. In these events, prior to submitting the import declaration, the corresponding authorization shall be obtained."

1- Resolution 408 of 1992 article 9: "Authorization for longer time terms in long-term imports. - When long-term temporary imports are intended, with a term longer than the five (5) year period stipulated in subsection b) of article 40 of decree 1909/92, prior to submitting the declaration of temporary import, an authorization by the Customs Administration at the import jurisdiction must be requested, along with the documents that support the need for a longer term. Once the longer term has been authorized, and the import declaration has been submitted prior to the picking of the merchandise, there shall be a constituted guarantee that will cover the termination of the transaction and the payment of the customs taxes."

2- Resolution 473 of 1992 - 3.4.3. Appendix 2: "In cases where a longer than a five (5) year term has been granted, for the installment corresponding to the tenth semester, Customs will require the payment of rights, taxes and liens that have not yet been paid.

By virtue of the above and considering that TELECARTAGO S.A. E.S.P. is a public services firm that pursues a social goal in favor of the regional development, and that has complied with the requirements of the law; the Southwestern Tax and Customs Administration


                                   DECIDES:

FIRST: to grant in favor of TELECARTAGO S.A. Public Service Firm, with Nit 836.000.009-1, a twelve (12) year term to Temporarily Import the above mentioned goods, counting from the date of the picking of such first import, and after the prior compliance with all legal requirements, given that the payment of
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all of the customs charges will have been made by the end of a five (5) year period.

SECOND: to acknowledge the legal representation of JORGE ENRIQUE MARTINEZ OCAMPO, identified with document # 7.506.436 of Armenia as the legal representative for TELECARTAGO S.A. E.S.P., according to certification issued by the Chamber of Commerce of Cartago on the 16th October 1996.

THIRD: to personally notify JORGE ENRIQUE MARTINEZ OCAMPO as legal representative for TELECARTAGO S.A. E.S.P. according to article 44 and subsequent articles of the Contentious Administrative Code.

FOURTH: against this ruling proceed the reposition motion before the officer that issued it within five days after notice, and the appeal before the General Director of DIAN.


                                TO BE NOTIFIED

Issued in Santiago de Cali on the 23rd day of October 1997



CIELO MEJIA DE MAZZO
Local Customs Administrator for Cali

Reviewed by: BETTY SAAVEDRA GARCIA
             Foreign Trade Service Division
             Manager

Planned by:  ORLANDO ARTEAGA G.
             P.I.P.  II 31-21